AULT INCORPORATED

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 28, 2004
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To the Shareholders of Ault Incorporated:

        Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held Tuesday, September 28, 2004 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To consider and act upon a proposal to ratify and approve an amendment to the Company’s 1996 Stock Plan to increase the number of shares authorized to be issued under the Plan by 300,000 shares to 1,500,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on August 2, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Frederick M. Green
Chairman, President and
Chief Executive Officer

Minneapolis, Minnesota
August 23, 2004

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

AULT INCORPORATED

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PROXY STATEMENT
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TABLE OF CONTENTS

GENERAL INFORMATION	1
Annual Meeting of Shareholders	1
Solicitation and Revocation of Proxies	1
Voting Securities and Record Date	1
CORPORATE GOVERNANCE AND BOARD MATTERS	2
General	2
The Board, Board Committees and Meetings	2
Director Independence	3
Director Nominations	3
Nominations by Shareholders	3
Director Compensation	3
Compliance with Section 16(a) of the Securities Exchange Act of 1934	3
Code of Business Ethics	3
PROPOSAL 1 ELECTION OF DIRECTORS	4
PROPOSAL 2 AMENDMENT OF THE COMPANY'S 1996 STOCK PLAN	5
General Information	5
Proposed Amendment to 1996 Plan	5
Summary of the Plan	5
Federal Income Tax Consequences	7
Further Information	8
Shareholder Approval; Registration with SEC	8
EQUITY COMPENSATION PLAN INFORMATION	8
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	9
EXECUTIVE COMPENSATION AND OTHER INFORMATION	10
Summary of Cash and Certain Other Compensation	10
Option Grants in Fiscal Year 2004	11
Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values	11
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	11
COMPENSATION COMMITTEE REPORT	12
Executive Officer Compensation Policy	12
Compensation Elements	12
Chief Executive Officer Compensation	12
STOCK PERFORMANCE GRAPH	13
THE COMPANY'S AUDITORS	14
Dismissal of Independent Public Accountants	14
Principal Accountant Fees and Services	14
Audit Committee Pre-approval Policies and Procedures	15
AUDIT COMMITTEE REPORT	15
General Information	15
Dismissal of Independent Public Accountants	15
Meetings of the Audit Committee	16
OTHER INFORMATION	16
Contacting the Board of Directors	16
Shareholder Proposals	16
Other Matters	17
APPENDIX A – Audit Committee Charter	A-1

AULT INCORPORATED
7105 Northland Terrace
Minneapolis, Minnesota

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PROXY STATEMENT
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GENERAL INFORMATION

Annual Meeting of Shareholders

        This Proxy Statement is furnished to the shareholders of Ault Incorporated, a Minnesota corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held on Tuesday, September 28, 2004, at 3:00 p.m., Minneapolis time, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation and Revocation of Proxies

        The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting. Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in accordance with the specifications indicated on the proxy. If not specified, the designated proxies will vote such shares “FOR” each of the director nominees as indicated in Proposal One and “FOR” Proposal Two, described herein. In the event any other matters properly come before the meeting and call for a vote of shareholders, the persons designated as proxies will vote in accordance with their judgment on such matters. The mailing of this Proxy Statement to shareholders of the Company commenced on or about August 26, 2004. The Company’s corporate offices are located at 7105 Northland Terrace, Minneapolis, Minnesota 55428 and its telephone number is (763) 592-1900.

Voting Securities and Record Date

        Only shareholders of record at the close of business on August 2, 2004 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Shares (herein “Common Stock”), of which 4,765,291 shares were issued and outstanding and entitled to vote as of August 2, 2004. Each holder of Common Stock is entitled to one vote for each share held. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

        Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. For shares held in street name, if a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but they are counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        Our Board of Directors is committed to sound and effective corporate governance practices. During the past year, we have evaluated our governance policies and practices by reference to the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (the “SEC”) and the revised listing standards of The Nasdaq Stock Market® (“Nasdaq”). As a part of this review process, we have revised the following corporate governance statements of policy and charters:

  Code of Ethics;
  Nominating and Governance Committee Charter;
  Audit Committee Charter;
  Compensation Committee Charter; and
  Corporate Governance Guidelines.

        You can access these materials in the “Investor Relations” section of our website under “Corporate Governance” at http://www.aultinc.com or by writing to our Vice President and Chief Financial Officer at: Ault Incorporated, 7105 Northland Terrace, Minneapolis, Minnesota 55428, or by sending an e-mail to info@aultinc.com.

The Board, Board Committees and Meetings

        Meeting Attendance.   Our Board of Directors meets regularly during the year to review developments affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During fiscal year 2004, the Board of Directors met eight times. All of our directors attended at least 75% of the meetings of the Board and committees on which he or she served, except for Carol A. Barnett, who attended approximately 50% of such meetings, and Marvonia Pearson Walker, who attended approximately 67% of such meetings. Five of our seven directors attended our 2003 Annual Meeting of Shareholders.

        Board Committees.   Our Board of Directors has established the following committees: Audit, Compensation, and Nominating and Governance. Only independent members of the Board serve on these committees. Following is information about each committee.

        Audit Committee.   The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent auditor, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Grant Thornton LLP, the Company’s independent public accountants, reports directly to the Audit Committee. The Audit Committee operates under a formal charter that was most recently amended as of August 11, 2004, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent under rules of the SEC and Nasdaq’s listing standards. The current members of the Audit Committee are John Colwell, Jr., Chair, Carol A. Barnett and Brian T. Chang and the Board of Directors has determined that John Colwell, Jr. qualifies as the Committee’s financial expert. The Audit Committee met ten times during fiscal 2004. The report of the Audit Committee is found on page 15.

        Compensation Committee.   The Compensation Committee provides oversight of the overall compensation strategy of the Company, reviews and recommends to the Board of Directors the compensation of the Company’s Chief Executive Officer and the other executive officers, administers the Company’s equity based compensation plans and oversees the Company’s 401(k) plan and similar employee benefit plans. The Compensation Committee operates under a charter approved by the Board. Each of the members of the Compensation Committee is independent under Nasdaq listing standards. The Compensation Committee met one time during fiscal 2004. The current members of the Compensation Committee are David J. Larkin, Chair, John Colwell, Jr. and Marvonia Pearson Walker. The report of the Compensation Committee is found on page 12.

        Nominating and Governance Committee.   Our Nominating and Governance Committee was originally established in 1997 and its responsibilities currently include reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board director nominees to be elected at the annual meeting of shareholders, and facilitating director education and self assessment. The Committee operates under a charter approved by the Board. The current members of the Nominating and Governance Committee are John G. Kassakian, Chair, John Colwell, Jr. and Carol A. Barnett. Each of the members of the Nominating and Governance Committee is independent under Nasdaq listing standards. The Committee did not meet during fiscal 2004.

Director Independence

        The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following directors qualifies as “independent” under Nasdaq listing standards: Carol A. Barnett, Brian T. Chang, John Colwell, Jr., John G. Kassakian, David J. Larkin and Marvonia Pearson Walker.

Director Nominations

        Our Nominating and Governance Committee is the standing committee responsible for recommending to our full Board of Directors the nominees for election as directors at our annual shareholder meetings.  The Committee periodically reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.  In making its recommendations, the Committee considers, among other things, relevant experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities.

Nominations by Shareholders

        Although we have never received a submission in the past, the Nominating and Governance Committee will consider qualified candidates for election to the Company’s Board that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Nominating and Governance Committee at: 7105 Northland Terrace, Minneapolis, Minnesota 55428. Submissions will be forwarded to the Chair of the Nominating and Governance Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2005 Annual Meeting must ensure that the submission is received by the Company no later than May 31, 2005 in order to provide adequate time for the Company’s Nominating and Governance Committee to properly consider the candidate.

Director Compensation

        Members of the Board who are not otherwise employed by the Company receive, at the time of election or reelection to the Board, an option to purchase 2,000 shares of the Company’s common stock at a purchase price equal to the fair market value of the Company’s common stock on the date of such election or reelection. In addition, each non-employee member of the Board of Directors is also paid an annual fee of $4,000, plus $500 for each Board meeting or Board committee meeting attended. During fiscal year 2004, Mr. Kassakian received a $600.00 monthly fee in exchange for certain consulting services provided to the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, and based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to directors, executive officers and greater than 10% shareholders in fiscal 2004 were timely filed.

Code of Business Ethics

        We have adopted a Code of Business Ethics (the “Code”) applicable to all of the Company’s officers, directors and employees that establishes guidelines for professional and ethical conduct in the workplace.  We are also finalizing a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.  A copy of the Code of Business Ethics will be made available in the “Investor Relations” section of our website under “Corporate Governance” at http://www.aultinc.com, and is also available, without charge, by writing to the Company’s Vice President and Chief Financial Officer at: 7105 Northland Terrace, Minneapolis, Minnesota 55428.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company’s Board of Directors is presently comprised of seven directors. The Board of Directors has nominated and recommends that the Company’s shareholders elect the seven persons named below, all of whom are currently directors of the Company, to serve until the next Annual Meeting of Shareholders. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve. In the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

        The names of the nominees, their principal occupations for at least the past five years, and other information, is set forth below.

Name	Principal Occupation and Other Directorships	Director Since
Carol A. Barnett (39)	Vice President, Medtronic, Inc. Gastroenterology-	2001
	Urology; Neurological Marketing and Business
	Development Director, Medtronic; from 1998 to 2000,
	Neurological Marketing Manager, Medtronic, Inc.

Brian T. Chang (45)	Chief Executive Officer, Pacific Investment Partners,	2002
	January 2004 to present; Vice Chairman, Taian Pacific
	Gas Manufacturing since January 2004; Chairman, Taian
	Pacific Gas Manufacturing Company from 2001 to 2004;
	from 2001 to 2002, Vice President, Alliance Capital;
	from 1994 to 2000, President, Pacific Investment and
	Consulting.

John Colwell, Jr. (46)	Chairman and Chief Executive Officer, Web Label; from	2000
	1997 to 2000, President, Colwell Industries.

Frederick M. Green (61)	Chairman, President and Chief Executive Officer	1979
	of the Company; Director, Communications Systems, Inc.
	(telecommunications).

John G. Kassakian (61)	Professor of Electrical Engineering and Director,	1984
	Laboratory for Electromagnetic and Electronic Systems,
	Massachusetts Institute of Technology; Director,
	American Power Conversion.

David J. Larkin (64)	Management Consultant since 1995; Executive Vice	1998
	President and Chief Operating Officer, Jostens, Inc.
	in 1998 and 1999.

Marvonia Pearson Walker (46)	Vice President, AT&T's Georgia Community Relations and	2001
	High Speed Computer Networking Director through June
	2004; from December 1999 to September 2000, Marketing
	Director, AT&T.

PROPOSAL 2
AMENDMENT OF THE COMPANY’S 1996 STOCK PLAN

General Information

        The Company’s Board of Directors adopted the Ault Incorporated 1996 Stock Plan on December 12, 1996 (the “1996 Plan”) and the shareholders of the Company ratified and approved adoption of the 1996 Plan in September 1997. The purpose of the 1996 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who will contribute to the Company’s success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1996 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock. The 1996 Plan currently authorizes issuing up to 1,200,000 shares pursuant to options or other awards granted under the Plan to key employees and outside consultants and also provides for ongoing automatic grants of stock options to non-employee directors. As of August 11, 2004, the last reported sales price of the Company’s common stock in the Nasdaq Stock Market was $3.00. The principal features of the 1996 Plan are summarized below under “Summary of the Plan”.

Proposed Amendment to 1996 Plan

        Increase in Authorized Shares.   As of August 11, 2004, of the 1,200,000 shares of common stock authorized under the 1996 Plan, 153,099 shares had been issued pursuant to option exercises and 1,041,326 shares were reserved for options granted, but not exercised. Therefore, as of August 11, 2004, additional options covering no more than 5,575 shares could be granted under the 1996 Plan. (Additionally, as of such date, options to acquire 124,500 shares granted under the Company’s 1986 Stock Option Plan were outstanding, but no further options may be granted under the 1986 Plan). Because of the limited number of options presently available for future option grants under the 1996 Plan, the Board of Directors amended the 1996 Plan on August 11, 2004, subject to ratification by the shareholders, to increase the total number of available shares by 300,000 shares to a total of 1,500,000 shares. The Board took this action so that it would be able to continue its practice of awarding stock options to retain, attract and motivate Company executives and key employees consistent with past practice. Accordingly, the Board recommends shareholders approve increasing the shares authorized under the 1996 Plan by 300,000 shares to a total of 1,500,000 shares.

Summary of the Plan

        Shares Available Under the Plan.   The maximum number of shares currently reserved and available under the 1996 Plan for awards is 1,200,000 (subject to possible adjustment in the event of stock splits or other similar changes in outstanding common shares). Common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1996 Plan.

        Eligibility and Administration.   Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1996 Plan. The 1996 Plan is administered by the Board or, in its discretion, by a committee of not less than two non-employee directors who are “outside directors” as defined in the 1996 Plan (the “Committee”) appointed by the Board of Directors. The term “Board” as used in this section refers to the Board of Directors or if the Board has delegated its authority, the Committee. The Board will have the power to make awards (other than awards to non-employee directors), determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1996 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1996 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1996 Plan.

        Stock Options.   The Board may grant stock options that either qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (“Code”) or are “non-qualified stock options” in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1996 Plan may be exercised during their respective terms as determined by the Board. The purchase price for the shares of common stock received upon exercise of the stock options may be paid by tendering cash or, in the Board’s discretion, by tendering Company common stock or some other form of legal consideration consistent with the Plan’s purpose and applicable law. The optionee may elect to pay all or part of the option exercise price by having the Company, withhold upon exercise of the option, a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime.

        Stock options may be exercised during varying periods of time after a participant’s termination of employment, dependent upon the reason for the termination. Following a participant’s death, the participant’s stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee’s legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant’s stock options may be exercised to the extent they were exercisable at the time of retirement for a period of one year from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant’s options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant’s employment is terminated for cause, the participant’s stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.

        The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1996 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

        Pursuant to a limitation in the 1996 Plan, no eligible person may be granted any stock options for more than 100,000 shares of common stock in the aggregate during any fiscal year. This limitation is included pursuant to Section 162(m) of the Internal Revenue Code, which provides a $1 million limitation on the compensation of certain executive officers that is deductible by the Company for federal income tax purposes. The limitation on stock options granted to an individual during any fiscal year is intended to preserve the Company’s federal tax deduction for compensation expense related to stock options that may be granted to executive officers under the 1996 Plan.

        Automatic Grant of Options to Non-employee Directors. The 1996 Plan provides for the automatic granting of options to non-employee directors. Such options are granted to each person who (i) is not an employee of the Company, any parent corporation or subsidiary and (ii) is elected or re-elected as a director by vote of the Board or the shareholders subsequent to December 31, 1996. Each such person automatically receives, as of the date of each such election or re-election, a non-qualified option to purchase 2,000 shares of common stock with an option price equal to the fair market value of the Company’ s common stock on the date the option is granted. The Board in appropriate circumstances may adjust the option to be granted under this provision to any such person who has received a stock option from the Company in the three preceding years. The options have ten-year terms and are exercisable, as to one-third of the shares subject to the option, beginning one year after the date of option grant; as to the second third, beginning two years after the date of option grant; and as to the last third, beginning three years after the date of option grant. Any vested portion of these options will not expire upon termination of service as a director. Non-employee directors are also eligible to receive additional grants of non-qualified stock options under the 1996 Plan.

        Stock Appreciation Rights.   The Board may grant stock appreciation rights (“SARs”) in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

        Restricted Stock.   The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board.

The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1996 Plan. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant’s death, total disability, retirement or under special circumstances approved by the Board.

        Deferred Stock.   The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

        Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board’s ability to waive any remaining deferral limitations with respect to a participant’s deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

Federal Income Tax Consequences

        Stock Options.   An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the “Applicable Holding Periods”), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

        An optionee generally will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

        SARs.   The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

        Restricted Stock and Deferred Stock.   The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a “substantial risk of forfeiture” as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

        Withholding.   The 1996 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1996 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

Further Information

        A copy of the 1996 Plan can be obtained by writing to: Chief Financial Officer, Ault Incorporated, 7105 Northland Terrace, Minneapolis, Minnesota 55428.

Shareholder Approval; Registration with SEC

        The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting on this issue is required for ratification and approval of the amendment to the Company’s 1996 Stock Plan. If the proposed amendment is approved, the Company intends to file a registration statement covering the additional options that may be granted and shares that may be issued under the 1996 Plan, as amended, with the Securities and Exchange Commission.

_________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION AND
APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN TO INCREASE BY 300,000 SHARES
THE NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO THE PLAN
_________________

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of August 2, 2004, regarding securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans
approved by shareholders (1)	1,178,676	$5.229	66,921

Equity compensation plans not
approved by shareholders (2)	-0-	$0	-0-

Total	1,178,676	$5.229	66,921

_________________

(1)	Represents Common Stock available for issuance under the Company’s 1996 Stock Plan, 1986 Stock Option Plan and 1996 Employee Stock Purchase Savings Plan. See also “Proposal 2 — Amendment to the Company’s 1996 Stock Plan.”
(2)	The Company has not issued any options or warrants to purchase Common Stock under any equity compensation plan not approved by shareholders.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table provides information as of August 2, 2004 concerning the beneficial ownership of the Company’s Common Stock by (i) all shareholders known to the Company to hold five percent or more of the Common Stock of the Company (ii) each of the Company’s directors, nominees to the Board of Directors, and each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Wellington Management Company, LLP	556,200	(2)	11.67%
75 State Street
Boston, MA 02109

Royce & Associates, Inc.	494,500	(3)	10.38%
1414 Avenue of the Americas
New York, NY 10019

Nidec America Corporation	488,000	(4)	9.29%
318 Industrial Lane
Torrington, CT 06790

Fifth Third Bancorp	387,300	(5)	8.13%
Fifth Third Center
Cincinnati, OH 45263

Dimensional Fund Advisors Inc.	315,400	(6)	6.62%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401-1038

Leonidas Opportunity Fund	271,721	(7)	5.70%
601 Montgomery Street, Suite 1112
San Francisco, CA 94111

Frederick M. Green	352,964	(8)	7.01%

Carol A. Barnett	9,000		*

Brian T. Chang	4,000		*

John Colwell, Jr	8,000		*

John G. Kassakian	26,000		*

David J. Larkin	17,000		*

Marvonia Pearson Walker	8,000		*

Gregory L. Harris	130,828		2.68%

Donald L. Henry	80,327		1.67%

Xiaodong Wang	28,000		*

All directors and officers as	664,119		12.57%
a group (10 persons)

_________________

* Indicates less than one percent.

(1)	For each director and all officers and directors as a group, share and percent ownership information reflects the following numbers of shares of Common Stock that may be purchased pursuant to stock options that are exercisable within 60 days of the date hereof: Mr. Green, 271,250 shares; Ms. Barnett, 8,000 shares; Mr. Chang, 4,000 shares; Mr. Colwell, 8,000 shares; Mr. Kassakian, 16,000 shares; Mr. Larkin, 12,000 shares; Ms. Pearson Walker, 8,000 shares; Mr. Harris, 110,500 shares; Mr. Henry, 50,500 shares; Mr. Wang, 28,000 shares; and all directors and officers as a group, 516,250 shares.
(2)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission by Wellington Management Company, LLP (WMC) on February 13, 2004. With respect to the 556,200 shares reported as beneficially owned, Wellington Trust Company, N.A., a wholly-owned subsidiary of WMC, holds shared voting power over 263,000 shares and shared dispositive power over 556,200 shares.
(3)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on May 7, 2004 by Royce & Associates, LLC.
(4)	Based on the Schedule 13G filed with the Securities and Exchange Commission by Nidec America Corporation on July 24, 2002, the most recent public filing available. The 488,000 shares reported represent shares that are immediately issuable upon conversion of 2,074 shares of Series B Convertible Preferred Stock of the Company. Nidec Corporation, the parent company of Nidec America Corporation, is also deemed to beneficially own such shares.

(5)	Based on the Schedule 13G filed with the Securities and Exchange Commission by Fifth Third Bancorp on February 13, 2004. Of the 387,300 shares reported, Fifth Third Bancorp has shared dispositive power over 49,580. In addition, the shares reported does not include 200 shares held through fiduciary accounts held in its subsidiaries, over which Fifth Third Bancorp has neither voting nor dispositive power and disclaims beneficial ownership thereof.
(6)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2004 by Dimensional Fund Advisors, Inc. (“DFA”). DFA disclaims beneficial ownership of the shares, which are owned by four investment companies and other group trusts and accounts for which DFA provides investment advice and/or serves as investment manager.
(7)	Based on the Schedule 13D filed with the Securities and Exchange Commission on August 10, 2004 by SKIRITAI Capital LLC, the investment adviser and manager of the Leonidas Opportunity Fund. According to the Schedule 13D, Leonidas Opportunity Fund has sole voting and dispositive power over the shares reported therein.
(8)	Includes 2,236 shares owned by Mr. Green’s spouse.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ending May 30, 2004, June 1, 2003, and June 2, 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company’s President and Chief Executive Officer, and to certain other most highly compensated executive officers of the Company (together with Mr. Green, the “Named Executive Officers”) whose total cash compensation exceeded $100,000 during fiscal year 2004 in all capacities in which they served:

Summary Compensation Table

			Long-Term Comp.
Name and Position	Fiscal Year	Annual Cash Compensation(1)	Securities Underlying Options(2)	All Other Compensation
Frederick M. Green	2004	$313,811	12,500	$5,021	(3)
President and Chief	2003	293,218	20,000	4,799	(3)
Executive Officer	2002	285,006	35,000	4,281	(3)
Gregory L. Harris	2004	$174,157	8,000	$3,447	(4)
Vice President	2003	165,942	12,000	3,368	(4)
Business Development	2002	152,314	12,500	3,175	(4)
Donald L. Henry	2004	$164,433	8,000	$3,584	(5)
Vice President, Chief	2003	156,541	12,000	2,445	(5)
Financial Officer and	2002	143,479	12,500	2,031	(5)
Secretary
Xiaodong Wang	2004	$163,969	8,000	$3,845	(6)
Vice President,	2003	162,679	12,000	3,708	(6)
Asia/Pacific	2002	146,087	10,000	3,439	(6)

_________________

(1)	Represents base compensation paid to the named executives; includes bonuses for fiscal 2004. In addition, as part of a Company wide expense reduction program, the name officers voluntarily agreed to a 5% reduction in the base compensation otherwise payable to them for the period November, 2001 to June, 2002.
(2)	Reflects the number of shares that may be purchased pursuant to options granted in the year indicated. (3) Reflects 401(k) matching contributions of $2,960, $2,876 and $2,336 under the Company’s Profit Sharing and Retirement Plan in 2004, 2003 and 2002, respectively, and the payment of $2,061, $1,924 and $1,945 for life insurance premiums in 2004, 2003 and 2002, respectively.
(4)	Reflects 401(k) matching contributions of $1,875, $1,911 and $1,722 under the Company’s Profit Sharing and Retirement Plan in 2004, 2003 and 2002 respectively, and the payment of $1,572, $1,457 and $1,453 for life insurance premiums in 2004, 2003 and 2002, respectively.
(5)	Reflects 401(k) matching contributions of $2,077, $1,023 and $638 under the Company’s Profit Sharing and Retirement Plan in 2004, 2003 and 2002, respectively, and the payment of $1,507, $1,421 and $1,393, for life insurance premiums in 2004, 2003 and 2002, respectively.
(6)	Reflects 401(k) matching contributions of $2,339, $2,285 and $2,069 under the Company’s Profit Sharing and Retirement Plan in 2004, 2003 and 2002, respectively, and the payment of $1,506, $1,422 and $1,370 for life insurance premiums in 2004, 2003 and 2002, respectively.

Option Grants in Fiscal Year 2004

        The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending May 30, 2004:

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to All Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5%	10%
Frederick M. Green	12,500	13.24%	$2.30	7/18/2008	$7,943	$17,552
Gregory L. Harris	8,000	8.47%	2.30	7/18/2008	5,084	11,233
Donald L. Henry	8,000	8.47%	2.30	7/18/2008	5,084	11,233
Xiaodong Wang	8,000	8.47%	2.30	7/18/2008	5,084	11,233

_________________

(1)	Options are generally exercisable in equal installments over a period of four years commencing six months after the date of grant.

Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending May 30, 2004, and unexercised options held as of May 30, 2004.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised in-the-Money Options at FY-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick M. Green	- 0 -	$0	254,375	28,125	$24,438	$6,375
Gregory L. Harris	- 0 -	0	102,375	15,125	1,360	4,080
Donald L. Henry	- 0 -	0	42,375	15,125	1,360	4,080
Xiaodong Wang	- 0 -	0	20,500	14,500	1,360	4,080

_________________

(1)	Based on closing price of $2.980 per share of the Company’s Common Stock on May 28, 2004, the last trading day for the fiscal year ending May 30, 2004.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Our executive compensation programs are administered by the Compensation Committee of the Board of Directors. The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company.

        Mr. Green, the Company’s Chairman, President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 2004, but did not take part in deliberations regarding his own compensation. Mr. Green’s participation in the deliberations of the Compensation Committee included providing information on the performance of people other employees and advisory recommendations regarding the appropriate levels of compensation for the Company’s officers.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is composed exclusively of non-employee members of the Company’s Board of Directors who qualify as “independent” directors under the listing rules of Nasdaq. The Committee determines cash compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. The Committee also determines stock option awards under the Company’s Stock Option Plan.

Executive Officer Compensation Policy

        The Committee’s policy is to provide executive compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative criteria, as well as qualitative evaluation of individual initiatives and achievements. It is also the Committee’s policy to encourage and recognize strategic actions that position the Company to better compete in its markets for enhanced operational results in the longer term. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys to obtain comparative compensation data that it uses to assess and make changes to compensation program for the Company’s senior executives.

Compensation Elements

        Compensation currently paid to the Company’s executive officers principally consists of three elements: base salary, incentive compensation and annual stock option awards.

        Salary.   The base salary of the Company’s executive officers is generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries of all executive officers are reviewed at the beginning of each fiscal year, although adjustments, if any, to base salary are implemented throughout the fiscal year beginning on the anniversary date of each executive’s date of employment. During the fiscal year ended May 30, 2004 the Committee did not make any changes to the base compensation of the Company’s executive officers in effect for the prior fiscal year. The Committee regards base compensation paid to the Company’s executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities.

        Incentive Compensation.   The Company’s executive officers participate in an incentive compensation program based upon the Company reaching defined revenue and income targets established at the beginning of the fiscal year. Because of the level of the Company’s fiscal 2004 revenues in comparison targets set at the beginning of the fiscal year, under this program each executive officer received cash incentive compensation equal to 4.93% of his fiscal 2004 base salary, or $38,041 in the aggregate.

        Options/Stock Based Compensation.   Stock options are generally awarded at the beginning of each fiscal year under stock option plans approved by the Company’s shareholders. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executives with the interests of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors that enhance the market value of the Company’s common stock. At the beginning of fiscal year 2004, the Committee granted stock options to purchase 36,500 shares of common stock to executive officers, which represented approximately 44.3% of the total options granted to all officers and key employees.

Chief Executive Officer Compensation

        Frederick M. Green, the Company’s President and Chief Executive Officer, is evaluated by the same factors applicable to the evaluation of other executive officers, as described above, and participates in the same executive compensation plans provided to the other senior executives. The Compensation Committee did not make any adjustment to Mr. Green’s base salary in fiscal 2004. Following the completion of fiscal 2004, because of the level of the Company’s fiscal 2004 revenues in comparison targets set at the beginning of the fiscal year, Mr. Green received cash incentive compensation of $14,456, which represents to 4.93% of his fiscal 2004 base salary, under the incentive compensation applicable to all executive officers for fiscal year

2004. Mr. Green was also awarded stock options to acquire 12,500 shares of Company common stock at the beginning of fiscal year 2004. The Committee regards Mr. Green’s compensation as reasonable in relation to published information on compensation of executives with similar responsibilities.

Submitted by the Compensation Committee of the Company's Board of Directors:

David J. Larkin, Chair               John Colwell, Jr.               Marvonia Pearson Walker

STOCK PERFORMANCE GRAPH

        The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the Nasdaq Market Index (U.S. Companies) as its broad market index and the Electronic Components Index as its peer-group index. The graph below compares the cumulative total return of the Company’s Common Stock over the last five fiscal years, assuming a $100 investment on the last business day of fiscal year 1999.

Comparison of 5-Year Cumulative Total Returns

Ault Incorporated
Electronic Components Index
Nasdaq Market Index (U.S.)
350.00
325.00
300.00
275.00
250.00
225.00
200.00
175.00
150.00
125.00
100.00
75.00
50.00
25.00
0.00
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04

Data for Stock Performance Graph

	Fiscal Year Ending
	1999	2000	2001	2002	2003	2004
Ault Incorporated	$100.00	$59.74	$60.26	$50.49	$20.26	$30.96
Electronic Components Index	$100.00	$229.25	$107.27	$85.67	$73.12	$97.13
Nasdaq Market Index (U.S.)	$100.00	$129.17	$86.73	$65.53	$65.12	$80.91

THE COMPANY’S AUDITORS

        Grant Thornton LLP (Grant Thornton), independent public accountants, were appointed to serve as the auditors of the Company beginning with the third quarter of fiscal year 2004. A representative of Grant Thornton is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Dismissal of Independent Public Accountants

        On February 5, 2004, the Audit Committee dismissed the Company’s current independent public accountant, Deloitte & Touche LLP (Deloitte & Touche). This dismissal followed the Audit Committee’s decision to seek proposals from other independent auditors to audit the Company’s financial statements for its fiscal year ending May 30, 2004. Also on February 5, 2004, the Audit Committee approved the retention of Grant Thornton as the Company’s new independent auditors with respect to the Company’s financial statements for its fiscal year ending May 30, 2004. The Company reported this change in accountants on a Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on February 11, 2004.

        The audit reports issued by Deloitte & Touche on the Company’s financial statements for fiscal years ended June 1, 2003 and June 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2003 and 2002, and during the subsequent interim period preceding the dismissal, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements.

        In connection with its audit of financial statements for the fiscal 2003, Deloitte & Touche advised the Company that, in the opinion of Deloitte & Touche, there was a material weakness in connection with the Company’s annual analysis of its goodwill. After review of the assumptions and methodology used in the analysis, the Company’s management agreed to modify the analysis to indicate that goodwill was impaired ad the Company recorded an impairment charge of $1,153,153 in the fourth quarter of fiscal 2003. This matter was discussed with the Company’s management and the Audit Committee at various dates in connection with the audit of the fiscal 2003 financial statements. The Company has authorized Deloitte & Touche to respond fully to the inquiries of any successor independent accountant.

        The Company requested that Deloitte & Touche furnish it with a letter to the Securities and Exchange Commission stating whether Deloitte & Touche agreed with the statements that the Company proposed to make in its Form 8-K filing, and a letter from Deloitte & Touche confirming its agreement with those disclosures was filed with the Securities and Exchange Commission as Exhibit 16.1 to the Form 8-K on February 11, 2004.

        The Company did not consult with Grant Thornton at any time during the two most recent fiscal years and the subsequent interim period with respect to the application of accounting principles to specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

        The Company’s subsidiary, Ault Korea, continues to use Deloitte & Touche as its independent auditor.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to the Company by Deloitte & Touche for professional services rendered during the first two quarters of fiscal 2004, as well as fee billed to the Company by Grant Thornton for the remainder of fiscal year 2004. The Audit Committee considered and discussed with Deloitte & Touche the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company's auditor. Grant Thornton did not render non-audit services to the Company in fiscal 2004.

Fee Category	2004		2003
	Deloitte & Touche	Grant Thornton	Deloitte & Touche
Audit Fees	$86,645	$101,052	$54,842
Audit-Related Fees	13,125	0	72,463
Tax Fees	17,200	8,330	25,550
All Other Fees	0	0	38,300

Total Fees	$116,970	$109,382	$191,155

        Audit Fees.   This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports.

        Audit-Related Fees.   This category consists of fees billed for assurance and related services, such as our employee benefit plan audits, that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.”

        Tax Fees.   This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.

Audit Committee Pre-approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual audit services and related fees, the audit committee also pre-approves certain audit-related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the Company’s independent auditors during fiscal 2003 and 2004, including services related to the audit-related fees and tax fees, have been approved by the audit committee under its pre-approval process.

AUDIT COMMITTEE REPORT

General Information

        The Audit Committee of the Board of Directors is responsible for, and takes an active role in, providing independent, objective oversight of the Company’s financial accounting and reporting by overseeing and monitoring the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors and acts under the Audit Committee Charter first adopted and approved by the Board of Directors on April 25, 1996, as subsequently amended through August 11, 2004. The Board and the Audit Committee believe that each member of the Audit Committee is an “independent director” as that term is defined by Nasdaq listing standards.

Dismissal of Independent Public Accountants

        On February 5, 2004, the Audit Committee dismissed the Company’s independent public accountants, Deloitte & Touche and engaged Grant Thornton as its new independent public accountants. Deloitte & Touche performed the quarterly review of the Company’s financial statements for the first two quarters of fiscal 2004 and Grant Thornton performed the quarterly review for the third quarter and the audit of the Company’s financial statements for the year-end of fiscal 2004. Deloitte & Touche performed the fiscal 2004 audit of the financial statements for the Company’s subsidiary, Ault Korea.

Meetings of the Audit Committee

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee Charter. The Audit Committee held ten meetings during fiscal year 2004. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants. The meetings following the completion of fiscal 2003 and the first two quarters of fiscal 2004 were with the Company’s former auditors, Deloitte & Touche. Following its dismissal of Deloitte & Touche, the Company engaged Grant Thornton as its auditors for fiscal 2004 and, thereafter, the Audit Committee met with representatives of Grant Thornton three times.

        During meetings with Grant Thornton, the Audit Committee reviewed and discussed the audited financial statements of the Company for fiscal 2004. The discussions with Grant Thornton also included the matters required by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90 (Audit Committee Communications). Grant Thornton provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Audit Committee their independence from the Company and its management.

        Based on the discussions with management and Grant Thornton, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 30, 2004, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John Colwell, Jr., Chair                Carol A. Barnett                Brian T. Chang

OTHER INFORMATION

Contacting the Board of Directors

        Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Ault Incorporated, 7105 Northland Terrace, Minneapolis, Minnesota 55428. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals

        The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Ault Incorporated 2005 Annual Meeting of Shareholders is expected to be held on or about September 28, 2005 and proxy materials in connection with that meeting are expected to be mailed on or about August 26, 2005. Shareholder proposals prepared in accordance with the proxy rules to be included in the Company’s proxy materials for the 2005 Annual Meeting of Shareholders must be received by the Company on or before April 28, 2005. In addition, pursuant to the Commission’s Rules 14a-4 and 14a-5(e), a shareholder must give notice to the Company prior to August 4, 2005 of any proposal that such shareholder intends to raise at the 2005 Annual Meeting of Shareholders. If the Company receives notice of such shareholder proposal after July 12, 2005, such proposal will be considered untimely under the Commission’s rules and the persons named in proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

        Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary voting authority to the designated proxies in the event that any additional matters should be presented.

        The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended May 30, 2004. Shareholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President and Chief Financial Officer, Ault Incorporated, 7105 Northland Terrace, Minneapolis, Minnesota 55428.

By Order of the Board of Directors,

/s/ Frederick M. Green

Frederick M. Green
Chairman, President and
Chief Executive Officer

APPENDIX A

AULT INCORPORATED

AUDIT COMMITTEE CHARTER
amended through August 11, 2004

I.	APPOINTMENT

There shall be a committee of the Board of Directors of Ault Incorporated (the “Company”) known as the Audit Committee that shall consist of not less than three (3) members.

Each member of the Audit Committee shall be an independent director free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as committee members. The composition and function of the Audit Committee will meet the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) and the applicable rules and regulations of any exchange on which the Company’s securities are listed or any system on which the Company’s securities are quoted (the “Market”). Each Audit Committee member shall be “independent” in accordance with the applicable rules of the Commission and the Market, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. If required by the Commission or the Market, the Board of Directors shall designate at least one member of the Audit Committee as an “Audit Committee Financial Expert” as defined by the then-applicable rules and regulations of the Commission.

The members of the Committee shall be appointed by the Board of Directors at their annual meeting in each year and shall continue to act until their successors are elected, but shall be subject to removal at any time by the majority of the entire Board. The Board shall fill any such vacancy. The independent auditors of the Company’s financial statements shall be accountable to the Audit Committee and to the Board of Directors of the Company.

II.	AUTHORITY

As shareholder representatives, the Audit Committee shall exercise ultimate responsibility to select, evaluate, and when appropriate, replace the independent accountant. The Audit Committee shall: (a) assist the Board of Directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of the Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that the Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review the Company’s financial information that is distributed to shareholders and the general public.

The Audit Committee shall have the authority to conduct or authorize inquiries into any matter within the Audit Committee’s charter and is authorized to retain independent counsel, accountants, or any other expert it deems necessary to assist it, at the expense of the Company.

III.	MEETINGS

The Audit Committee shall meet at least four times annually in accordance with the attached agenda and at such other times as circumstances dictate or as determined by the Chairman of the Committee, including meetings to conduct quarterly reviews of the Company’s financials with the independent auditors and management as required by the Commission or the Market. In addition, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. Two (2) members of the Committee shall constitute as a quorum for the transaction of business.

IV.	DUTIES AND RESPONSIBILITIES

To fulfill its responsibilities, the Audit Committee will:

Review of Documents and Reports

1.	Annual Review of Charter. Review and reassess the adequacy of this Charter at least annually, as conditions dictate. Submit the charter to the Board of Directors for approval and have the document published in accordance with regulations of the Commission or the Market.

2.	Review of Annual Audited Financial Statements. Review with management and the independent auditors the Company’s annual financial results prior to the release of earnings, and review the Company’s audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report. Review and comment on the Company’s annual report to shareholders and annual report on Form 10-K.

3.	Review of Quarterly Financial Statements. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution. Review and comment on the Company’s quarterly reports on Form 10-Q.

Independent Auditors

4.	Oversight of Auditors. Provide oversight of the independent auditors and have sole authority and responsibility for their appointment, termination and compensation.

5.	Approval of Audit and Non-Audit Services. Approve the engagement of the independent auditors. Approve all auditing services provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors. Approve all permissible non-audit services to be provided by the independent auditors and the fees and other significant compensation to be paid for such services; such approval shall be given prior to commencement of such services, except for de minimis services as defined by regulation.

6.	Annual Review of Auditors’ Independence. The Audit Committee must receive on an annual basis a written statement from the independent auditors detailing all relationships between the independent auditors and the Company, consistent with requirements of the Independence Standards Board. The Committee will review services performed by the independent auditors, including the type and extent of non-audit services performed and the impact that these services may have on the independent auditors’ independence.

7.	Executive Session. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

8.	Engagement of Other Auditors. Consider, with management, the rationale for employing audit firms other than the principal independent auditors.

Financial Reporting Process and Process Improvement

9.	Review of Scope and Results of Audit. Review with the independent auditors: (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent auditors’ judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls over financial reporting; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

10.	Quarterly Review of Processes. Meet with management at least quarterly to review management’s disclosure of fraud or deficiencies, if any, in the design or operations of the Company’s internal controls over financial reporting. Receive reports from management regarding the Company’s system of internal controls over financial reporting and disclosure controls and procedures.

11.	Communications; Critical Accounting Policies. Review with management and the independent auditors, based on reports required from the independent auditors: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting policies that have been discussed with management; (c) ramifications of the use of such alternative disclosures and treatments; and (d) other material written communications between the independent auditor and management.

12.	Disagreements. Review and resolve any disagreements between management and the independent auditors regarding financial reporting or in connection with the preparation of the financial statements.

13.	Integrity of Processes and Controls. Review with the independent auditors and financial and accounting personnel, the integrity, adequacy and effectiveness of the Company’s financial reporting processes and controls, and elicit any recommendations for the improvement of these internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Receive reports from management regarding the Company’s system of internal controls and disclosure controls and procedures. Discuss significant risk exposures and the steps management has taken to monitor, control, and report such exposures. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transaction, or procedure that might be deemed illegal or otherwise improper.

14.	Review of Audit Results. Discuss with the auditors the results of the audit, any significant changes to the Company’s accounting principles and items required to be communicated by the independent auditors in accordance with AICPA SAS 61. Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

15.	Changes. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

16.	Self-Evaluation. Perform a self-evaluation periodically to ensure that the committee is effectively discharging its duties and responsibilities.

Ethical and Legal Compliance

17.	Communications with Counsel. Review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

18.	Approval of Related Party Transactions. Approve any Company transactions in which a Company officer, director or 5% or greater shareholder or any affiliate of these persons has a direct of indirect material interest, not including employment of the Company’s officers or the compensation of the Company’s officers or directors.

19.	Complaints. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (b) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

20.	Code of Ethics. Establish and administer a code of ethics for senior officers to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements (the “Code” and ensure that management has established a system to enforce the Code. Grant waivers to senior officers from such Code when appropriate and in the best interest of the Company.

21.	Review Code Compliance. Review programs designed to monitor compliance with the Code. Periodically review the Code to ensure that it is adequate and up-to-date.

22.	Other Duties. Investigate any matter within the scope of its duties and perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or Board deems necessary or appropriate.

Other Matters

23.	Delegation of Authority. The Committee may, to the extent permitted by the applicable law, rules of Nasdaq and the SEC, and the Restated Articles of Incorporation of Ault Incorporated and Bylaws of Ault Incorporated, as amended to date, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at the next scheduled meeting.

24.	Succession Planning. Review accounting and financial human resources and succession planning within the Company.

25.	Report of the Audit Committee. Annually prepare a report to shareholders as required by the Commission to be included in the Company’s annual proxy statement or annual report.

26.	Meeting Records. Keep and submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

AULT INCORPORATED

CORE AGENDA FOR AUDIT COMMITTEE

The following tasks should be performed annually or quarterly as appropriate:

1.	Review proposed engagement letter, appoint independent accountants, approve audit and non-audit services to be provide and compensation to be paid.

2.	Appraise internal/external audit efficiency and effectiveness.

3.	Review compliance with Company Code of Ethics

4.	Review results of audit of officers’ expenses and perquisites.

5.	Review and approve annual financial statements and annual report on Form 10-K.

6.	Summarize and report annual fraud loss activity.

7.	Review with management and the auditors their assessment of the adequacy of internal controls. Receive reports from management regarding the Company’s system of internal controls.

8.	Review with management and the auditors their assessment of compliance with certain laws and regulations.

9.	Review of significant litigation.

10.	Review significant accounting changes.

11.	Review reports on significant losses.

12.	Review independence of Audit Committee members and sufficiency of charter.

AULT INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For September 28, 2004 Annual Meeting of Shareholders

The undersigned hereby appoints John Colwell, Jr., Frederick M. Green and David J. Larkin, or any of them, as proxies with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on August 2, 2004 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on September 28, 2004, or at any adjournment or adjournments, hereby revoking all former proxies.

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS:   To withhold authority to vote for any individual nominee, strike a line through the nominee’s namein the list below.)

Carol A. Barnett,    Brian T. Chang,    John Colwell, Jr.,    Frederick M. Green,
John G. Kassakian,    David J. Larkin,    Marvonia Pearson Walker

2.     AMENDMENT TO THE COMPANY’S 1996 STOCK PLAN:

☐    FOR                 ☐    AGAINST                 ☐    ABSTAIN

3.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued, and to be completed and signed on the reverse side)

(Continued from other side)

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND “FOR” PROPOSAL (2).

Dated: , 2004
Signed: (Signature)
(Signature)

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee, guardian, etc., give full title as such; when shares have been issued in the names of two or more persons, all should sign.